EXHIBIT 23.3

                          Independent Auditors' Consent

The Board of Directors and Stockholders
FirstCity Financial Corporation:


We consent to incorporation by reference in Amendment No. 1 to the registration statement on Form S-4 of FirstCity Financial Corporation and subsidiaries of our report dated February 8, 1995, relating to the consolidated statements of income, stockholders' equity, and cash flows of J-Hawk Corporation and subsidiaries, the predecessor entity of FirstCity Financial Corporation, for the year ended December 31, 1994, which report appears in the December 31,1996 annual report on Form 10-K/A No. 2 of FirstCity Financial Corporation and subsidiaries.


                                 /s/ Jaynes, Reitmeier, Boyd & Therrell, P.C.


May 9, 1997